Livingston & Haynes, P.C.
                   Certified Public Accountants
                          40 Grove Street
                        Wellesley, MA 02181
                          (617) 237-3339

                                         Member AICPA Division  for CPA Firms
                                         Private Companies Practice Section
                                         SEC Practice Section



                   INDEPENDENT AUDITORS' CONSENT

   We consent to the use in the Registration Statement of the Principled Equity Market Fund on the amended Form N-2 our report dated January 12,2001, appearing in the prospectus, which is part of such Registration Statement, and to the reference to us under the captions, "Financial Highlights".




/s/LIVINGSTON & HAYNES
Wellesley, Massachusetts
November 7, 2001







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